Exhibit 99.1

ANTARES PHARMA REGAINS U.S. MARKETING RIGHTS TO OTREXUP FOR PSORIASIS INDICATION - ANNOUNCES TERMINATION OF LEO PHARMA MARKETING AGREEMENT

EWING, NJ, April 27, 2015 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that it has regained U.S. marketing rights to OTREXUP™ (methotrexate) injection for subcutaneous use for the psoriasis indication through the termination of an exclusive promotion and marketing agreement with LEO Pharma A/S (“LEO”) for detailing OTREXUP™ to dermatologists for symptomatic control of severe recalcitrant psoriasis in adults. According to Symphony Health Solutions, dermatology prescriptions written for OTREXUP™ in the first quarter of 2015 were below five percent of total OTREXUP™ prescriptions written. The collaboration will end on June 23, 2015.

“While we are disappointed in the psoriasis market penetration to date, we believe there is still an opportunity to establish OTREXUP as an important treatment option for patients with psoriasis, and we will evaluate all of our options, including looking for a new partner, to market OTREXUP to dermatologists,” said Eamonn P. Hobbs, President and Chief Executive Officer of Antares Pharma. “In the interim, we plan to retain the psoriasis prescriptions through the use of proactive marketing initiatives.”

Antares has previously received a total of $10 million in cash from LEO for the right to commercialize OTREXUP™ to dermatologists. This cash was recorded as deferred revenue and it was being amortized in to licensing revenue over a three-year period. As a result of the termination of the agreement with LEO, Antares expects to recognize the unamortized balance of the deferred revenues related to the agreement ($5.2 million) in the second quarter of 2015.

About Psoriasis

Psoriasis is a chronic autoimmune skin disease that most commonly appears as raised, red patches with a white build-up of dead skin cells. Psoriasis can affect skin on any part of the body and occurs when the immune system sends out faulty signals that speed the growth cycle of skin cells. Psoriasis is considered recalcitrant psoriasis when it does not respond to therapy, and can be disabling.

Psoriasis is generally considered to be severe if it covers more than 5%-10% of body surface, recalcitrant when it does not adequately respond to treatment and disabling when it interferes with basic functions such as self-care, walking, sleep, etc.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company markets OTREXUP™ (methotrexate) injection for subcutaneous use in the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and VIBEX® Sumatriptan for the acute treatment of migraines. The Company’s technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a

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multi-product deal with Teva that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen. Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to the opportunity to establish OTREXUP as an important treatment option for patients with psoriasis; the Company’s evaluation of all of our options, including looking for a new partner, to market OTREXUP to dermatologists; the Company’s plan to retain the psoriasis prescriptions through the use of proactive marketing initiatives; the timing of recognition of the unamortized balance of the deferred revenues related to the agreement ($5.2 million); and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Investor Contacts:

Jack Howarth

Vice President, Corporate Affairs

(609) 359-3016

jhowarth@antarespharma.com

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